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                                                                    Exhibit 23.2




                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 2002, with respect to the consolidated financial statements of Racing Champions Worldwide Limited in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-83296) and related Prospectus of Racing Champions Corporation for the registration of 5,175,000 shares of its common stock.



/s/ Ernst & Young LLP


ERNST & YOUNG LLP
Exeter, England
March 26, 2002